Exhibit 3.15

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 06/20/1996 960181770 - 2634883

CERTIFICATE OP INCORPORATION

OF

COLFOR, INC.

The undersigned hereby establishes a corporation under the General Corporation Law of the State of Delaware, and for such purpose hereby certifies as follows:

FIRST. The name of the corporation is Colfor, Inc.

SECOND. The address of its registered office in the State of Delaware is 1013 Centre Road in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. (a) The total number of shares of stock that the corporation shall have authority to issue is 1,500,000 shares of common stock having a par value of $0.01 per share.

(b)           Each shareholder of record shall have one vote for each share of stock standing in its name on the books of the corporation and entitled to vote, except that in the election of directors it shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

(c)           No shareholder of the corporation, shall, because of its ownership of shares, have any pre-emptive or similar right to subscribe for or purchase any additional shares of stock, any other securities of any class, any rights, warrants or options to purchase stock or any scrip, or any securities of any kind convertible into stock or carrying stock purchase warrants or privileges whether the shares are authorized by this certificate of incorporation or an amendment hereto.

FIFTH. The name and mailing address of the incorporator is:

Andrew M. Weinfeld, Esq.

Richards Spears Kibbe & Orbe

One Chase Manhattan Plaza

57th Floor

New York, New York 10005

SIXTH. The number of directors shall be one or such greater number as the director ox stockholders shall determine by resolution from time to time.

SEVENTH. Ejections of directors need not be by written ballot unless the bylaws the corporation so provide.

EIGHTH. The board of directors of the corporation is expressly authorized to make, alter and repeal the bylaws of the corporation.

NINTH. No director shall be personally liable to the corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable (a) under Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provision thereto or (b) by reason that he or she (i) has breached his or her duty of loyalty to the corporation or its shareholders, (ii) has not acted in good faith or, in failing to act, has not acted in good faith, (iii) has acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, has acted in a manner involving intentional misconduct or a knowing violation of law or (iv) has derived an improper personal benefit. Neither the amendment nor repeal of this Article NINTH, nor the adoption of any provision of this certificate of incorporation of or the bylaws of the corporation inconsistent with this Article NINTH, shall eliminate or reduce the effect of this Article NINTH in respect of any matter occurring, or any cause of action, suit or claim that but for this Article NINTH would accrue or arise, prior to such amendment or repeal or such adoption of such inconsistent provision.

Dated this 19th day of June, 1996.

/s/ Andrew M. Weinfeld
Andrew M. Weinfeld, Esq.
Incorporator

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STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 06/20/1996 960182601 - 2634883

AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

COLFOR, INC.

(Pursuant to Section 241 of the General

Corporation Law of the State of Delaware)

I, the undersigned, being the sole incorporator of Colfor, Inc., do hereby certify that the Certificate of Incorporation of said Corporation filed on the 20th day of June 1996, is amended as follows:

The heading is amended to read as follows: “Certificate of Incorporation) of Colfor Manufacturing, Inc.”

ARTICLE FIRST is amended to read as follows: “The name of the corporation is Colfor Manufacturing, Inc.”

I further certify that the corporation has not received any payment for any of its stock and that this amendment to its Certificate of Incorporation has been duly adopted as provided in Section 241 of the General Corporation Law of the State of Delaware.

I have duly executed this Amendment to Certificate of Incorporation this 20th day of June A.D., 1996.

/s/ Andrew M. Weinfeld
Andrew M. Weinfeld
Sole Incorporator

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:00 PM 06/02/1999 991220742 - 2634883

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

* * * * *

Colfor Manufacturing, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle

The Board of Directors of Colfor Manufacturing, Inc. adopted the following resolution on the 24th of May, 1999:

Resolved, that the registered office of Colfor Manufacturing, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, Colfor Manufacturing, Inc. has caused this statement to be signed by Patrick S. Lancaster, its Secretary , this 24th day of May, 1999

/s/ Patrick S. Lancaster
Patrick S. Lancaster
Secretary

(DEL. - 264 - 6/15/94)

CT System

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:05 PM 12/02/1999 991514925 - 2634883

STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP

SUBSIDIARY INTO PARENT

Section 253

CERTIFICATE OF OWNERSHIP

MERGING

VALLEY FORGE, INC.,

an Ohio Corporation

INTO

COLFOR MANUFACTURING, INC.,

a Delaware Domestic Corporation

(Pursuant to Section 253 of the General Corporation Law of Delaware)

COLFOR MANUFACTURING, INC., a corporation incorporated on the 20th day of June 1996, pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY, that this corporation owns 100% of the capital stock of VALLEY FORGE, INC., a corporation incorporated on the 26th day of July, 1972, pursuant to the provisions of the Ohio Revised Code, and that this corporation, by a resolution of its Board of Directors duly adopted at a meeting held on the 29th day of November 1999, determined to and did merge into itself said Valley Forge, Inc., which resolution is in the following words to wit:

WHEREAS, this corporation lawfully owns 100% of the outstanding stock of Valley Forge, Inc., a corporation organized and existing under the laws of Ohio; and

WHEREAS, this corporation desires to merge into itself the said Valley Forge, Inc., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation;

NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself said Valley Forge, Inc. and assumes all of its liabilities and obligations; and

FURTHER RESOLVED, that an authorized officer of this corporation be and he is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge said Valley Forge, Inc., and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and

FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said Colfor Manufacturing. Inc. has caused this certificate to be signed by Gary J. Witosky, President, an authorized officer this 29th day of November 1999.

COLFOR MANUFACTURING, INC.
a Delaware corporation

By:	/s/ Gary J. Witosky
Gary J. Witosky, President

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STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 11:00 AM 05/09/2000 001235022 - 2634883

AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

COLFOR MANUFACTURING, INC.

(Pursuant to Section 242 of the General

Corporation Law of the State of Delaware)

WE, the undersigned, being respectfully the duly elected, qualified and acting President and Secretary of Colfor Manufacturing, Inc., do hereby certify that the Certificate of Incorporation of said Corporation filed on the 20th day of June 1996, is amended as follows:

ARTICLE FOURTH is amended in its entirety to read as follows:

“FOURTH, (a) The total number of shares of stock that the corporation shall have authority to issue is 3,000 shares of common stock having a par value of $0.01 per share.

(b)   Each shareholder of record shall have one vote for each share of stock standing in its name on the books of the corporation and entitled to vote, except that in the election of directors it shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

(c)   No shareholder of the corporation shall, because of its ownership of shares, have any pre-emptive or similar right to subscribe for or purchase any additional shares of stock, any other securities of any class, any rights, warrants or options to purchase stock or any scrip, or any securities of any kind convertible into stock or carrying stock purchase warrants or privileges whether the shares are authorized by this certificate of incorporation or an amendment hereto.”

We further certify that this amendment to its Certificate of Incorporation has been duly adopted by the Board of Directors and the Shareholders of the Corporation as provided in Section 242 of the General Corporation Law of the State of Delaware.

We have duly executed this Amendment to Certificate of Incorporation this 25th day of April A.D., 1997.

/s/ Joyce Johnson-Miller
Joyce Johnson-Miller
President

Attest:	/s/ Barry A. Gaines
Barry A. Gaines
Secretary

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